UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2013

QR Energy, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35010	90-0613069
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5 Houston Center 1401McKinney Street, Suite 2400 Houston, Texas	77010
(Address of principal executive office)	(Zip Code)

(713) 452-2200

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

January 25, 2013, the board of directors (the “Board”) of QRE GP, LLC, a Delaware limited liability company and the general partner of QR Energy, LP, a Delaware limited partnership (the “Partnership”), established a newly formed Compensation Committee (the “Compensation Committee”) with authority to assist the Board in overseeing responsibilities relating to compensation matters of the Partnership by making recommendations following an evaluation of the Partnership’s compensation plans. The Compensation Committee’s purpose, powers and responsibilities are set forth in a Compensation Committee Charter (the “Compensation Committee Charter”). A copy of the Compensation Committee Charter will be posted on the Partnership’s Investor Relations website at http://ir.qrenergylp.com, under the Corporate Governance tab. Messrs. Stephen A. Thorington, Donald E. Powell and Richard K. Hebert were appointed by the Board to serve as the initial members the Compensation Committee, each to serve until his resignation, termination, removal or death. Mr. Hebert was appointed to serve as the initial Chairman of the Compensation Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QR Energy, LP

By: QRE GP, LLC, its general partner

By:	/s/ Gregory S. Roden
Name: Gregory S. Roden
Title: Vice President and General Counsel

Dated: January 30, 2013